Exhibit 99.2

Consolidated Financial Statements of

7685947 CANADA INC.

Year ended December 31, 2013

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of 7685947 Canada Inc.

We have audited the accompanying consolidated financial statements of 7685947 Canada Inc., which comprise the consolidated balance sheet as at December 31, 2013, and the consolidated statements of operations, changes in shareholders’ deficiency and cash flows for the year then ended, and notes, comprising a summary of significant accounting policies and other explanatory information.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with Canadian accounting standards for private enterprises; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Opinion

In our opinion, the 2013 consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of 7685947 Canada Inc. as at December 31, 2013, and the consolidated results of its operations and its consolidated cash flows for the year then ended in accordance with Canadian accounting standards for private enterprises.

Other Matters

Our audit was conducted for the purpose of forming an opinion on the consolidated financial statements as a whole. Footnote 18 entitled “Description of material variations between Canadian accounting standards for private enterprises and U.S. generally accepted accounting principles” is presented for purposes of additional analysis and is not a required part of the consolidated financial statements. Such information is the responsibility of management. The information has been subjected to the auditing procedures applied in the audit of the consolidated financial statements. In our opinion, the information is fairly stated in all material respects in relation to the consolidated financial statements as a whole.

The accompanying consolidated balance sheets of 7685947 Canada Inc. as at December 31, 2012 and January 1, 2012 and the related statements of operations, changes in shareholders’ deficiency and cash flows for the year ended December 31, 2012, were not audited, reviewed, or compiled by us and, accordingly, we do not express an opinion or any other form of assurance on them.

/S/ KPMG LLP*

December 12, 2014

Montréal, Canada

*	CPA auditor, CA, public accountancy permit No. A123145

7685947 CANADA INC.

Consolidated Financial Statements

Year ended December 31, 2013

Financial Statements

7685947 CANADA INC.

Consolidated Balance Sheet

December 31, 2013, with comparative information as at December 31, 2012 and January 1, 2012

	December 31, 2013	December 31, 2012	January 1, 2012
		(Unaudited)	(Unaudited)

Assets
Current assets:
Cash and cash equivalents	$108,191	$114,533	$147,783
Accounts receivable (note 4)	5,678,208	4,642,472	3,730,888
Inventories (note 5)	10,288,126	7,593,069	5,799,194
Prepaid expenses and deposits	1,172,684	1,356,598	245,673
Advances to a shareholder, without interest or repayment terms	84,018	2,310	—

	17,331,227	13,708,982	9,923,538
Property, plant and equipment (note 6)	10,250,341	8,763,088	7,802,415
Intangible assets (note 7)	1,397,966	1,900,693	2,491,196

	$28,979,534	$24,372,763	$20,217,149

Liabilities and Shareholders’ Deficiency
Current liabilities:
Credit facilities (note 8)	$2,300,000	$1,240,000	$1,360,000
Accounts payable and accrued liabilities (note 9)	5,821,509	4,510,806	3,412,235
Income taxes payable	681,287	609,298	164,818
Redeemable shares issued by a subsidiary (note 10)	27,748,881	24,428,685	21,444,790
Current portion of long-term debt (note 11)	802,025	548,388	708,796

	37,353,702	31,337,177	27,090,639
Long-term debt (note 11)	2,446,772	3,242,849	2,540,335
Deferred revenue (note 12)	—	115,385	346,154
Future income taxes (note 13)	1,275,203	1,152,601	1,087,106

	41,075,677	35,848,012	31,064,234

Shareholders’ deficiency:
Share capital (note 14):
Classes B and C shares	200	200	200
Classes D, E and F shares, redeemable at the option of the holder for a total amount of $12,259,613	205,211	205,211	205,211
Deficit	(11,233,658)	(10,672,179)	(10,103,733)

Total deficiency attributable to the shareholders of 7685947 Canada Inc.	(11,028,247)	(10,466,768)	(9,898,322)
Non-controlling interest	(1,067,896)	(1,008,481)	(948,763)

Total shareholders’ deficiency	(12,096,143)	(11,475,249)	(10,847,085)
Commitments and contingencies (note 17)
Subsequent events (note 19)

	$28,979,534	$24,372,763	$20,217,149

See accompanying notes to consolidated financial statements.

On behalf of the Board:

/s/ François Angers	Director

/s/ Michael Logerfo	Director

7685947 CANADA INC.

Consolidated Statement of Operations

Year ended December 31, 2013, with comparative information for 2012

	2013	2012
		(Unaudited)

Revenue	$36,129,553	$32,653,234
Cost of sales (note 5)	20,095,619	17,577,281

	16,033,934	15,075,953

Operating expenses:
Selling and administration	8,025,603	7,522,267
Research and development	1,972,216	1,617,921
Oncology plant related	2,043,138	2,441,951
Loss on disposal of property, plant and equipment	—	9,360

	12,040,957	11,591,499

Earnings before financial expenses and income taxes	3,992,977	3,484,454

Financial expenses (note 15)	3,685,143	3,373,232

Earnings before income taxes	307,834	111,222

Income taxes:
Current	806,126	673,891
Future	122,602	65,495

	928,728	739,386

Net loss	$(620,894)	$(628,164)

Net loss attributable to:
Shareholders of 7685947 Canada Inc.	$(561,479)	$(568,446)
Non-controlling interest	(59,415)	(59,718)

	$(620,894)	$(628,164)

See accompanying notes to consolidated financial statements.

7685947 CANADA INC.

Consolidated Statement of Changes in Shareholders’ Deficiency

Year ended December 31, 2013, with comparative information as at December 31, 2012 and January 1, 2012

		7685947 Canada Inc.’s shareholders
	Total shareholders’ deficiency	Deficit	Share capital	Non-controlling interest

Balance as at January 1, 2012 (unaudited)	$(10,847,085)	$(10,103,733)	$205,411	$(948,763)

Net loss (unaudited)	(628,164)	(568,446)	—	(59,718)

Balance as at December 31, 2012 (unaudited)	(11,475,249)	(10,672,179)	205,411	(1,008,481)

Net loss (unaudited)	(620,894)	(561,479)	—	(59,415)

Balance as at December 31, 2013	$(12,096,143)	$(11,233,658)	$205,411	$(1,067,896)

See accompanying notes to consolidated financial statements.

7685947 CANADA INC.

Consolidated Statement of Cash Flows

Year ended December 31, 2013, with comparative information for 2012

	2013	2012
		(Unaudited)

Cash flows from operating activities:
Net loss	$(620,894)	$(628,164)
Adjustments for:
Amortization of intangible assets	841,837	823,421
Amortization of financing costs	901	901
Amortization of property, plant and equipment	942,454	938,651
Loss on disposal of property, plant and equipment	—	9,360
Future income taxes	122,602	65,495
Deferred revenue	(115,385)	(230,769)
Redeemable shares issued by a subsidiary	3,320,196	2,983,895
Net change in non-cash operating working capital:
Accounts receivable	(1,035,736)	(911,584)
Inventories	(2,695,057)	(1,793,875)
Prepaid expenses and deposits	183,914	(1,110,925)
Accounts payable and accrued liabilities	1,136,357	1,066,471
Income taxes payable	71,989	444,480

	2,153,178	1,657,357

Cash flows from financing activities:
Net variation in credit facilities	1,060,000	(120,000)
Increase in long-term debt	—	1,250,000
Repayment of long-term debt	(543,341)	(708,795)
Increase in advances to a shareholder	(81,708)	(2,310)

	434,951	418,895

Cash flows used in investing activities:
Increase in intangible assets	(339,110)	(232,918)
Additions to property, plant and equipment	(2,294,614)	(2,033,273)
Proceeds from disposal of property, plant and equipment	—	10,000
Tax credits on property, plant and equipment	39,253	146,689

	(2,594,471)	(2,109,502)

Net decrease in cash and cash equivalents	(6,342)	(33,250)

Cash and cash equivalents, beginning of year	114,533	147,783

Cash and cash equivalents, end of year	$108,191	$114,533

Supplemental cash flow information:
Non-cash investing activities:
Additions to property, plant and equipment financed by accounts payable and accrued liabilities	$236,798	$62,452

See accompanying notes to consolidated financial statements.

7685947 CANADA INC.

Notes to Consolidated Financial Statements

Year ended December 31, 2013

7685947 Canada Inc. (the “Company”) is a private company incorporated under the Canada Business Corporations Act which manufactures and distributes pharmaceutical products.

1.	Basis of presentation:

On January 1, 2013, the Company adopted Canadian accounting standards for private enterprises (“ASPE”). These are the first consolidated financial statements prepared in accordance with ASPE.

In accordance with the transitional provisions in ASPE, the Company has adopted its accounting policies retrospectively. The transition date is January 1, 2012 and all comparative information provided has been presented by applying ASPE.

There were no adjustments to the deficit as at January 1, 2012 or net loss for the year ended December 31, 2012 as a result to the transition to ASPE.

These consolidated financial statements are presented in Canadian dollars.

These consolidated financial statements are prepared in accordance with Canadian GAAP applicable to private enterprises, which are ASPE in Part II of the CPA Canada Handbook (the “Handbook”).

The recognition, measurement and disclosure requirements of Canadian GAAP applicable to private enterprises differ from those of Canadian GAAP applicable to publicly accountable enterprises, which are international financial reporting standards incorporated into the Handbook.

The recognition, measurement and disclosure requirements of Canadian GAAP applicable to private enterprises differ from those of U.S. generally accepted accounting principles (“U.S. GAAP”). See Note 17 for a description of material variation between ASPE and U.S. GAAP.

2.	Significant accounting policies:

The Company’s significant accounting policies are as follows:

(a)	Revenue recognition:

The Company recognizes revenue when obligations to a customer are fulfilled relative to a specific product and all of the following conditions are satisfied: (i) persuasive evidence of an arrangement exists; (ii) the price is fixed or determinable; (iii) collectability is reasonably assured; and (iv) delivery has occurred.

Revenue reflects reductions of gross sales for estimated wholesaler billbacks, returns and contractual allowances. The Company has internal historical information on wholesaler billbacks, rebates and customer credits and returns which are used as the primary factor in determining the related provision and reserve requirements. The Company provides for these reductions during the period in which they occurred.

7685947 CANADA INC.

Notes to Consolidated Financial Statements, Continued

Year ended December 31, 2013

2.	Significant accounting policies (continued):

(a)	Revenue recognition (continued):

Revenue billbacks

The majority of the Company’s products are distributed through pharmaceutical wholesalers. In accordance with industry practice, sales to wholesalers are initially transacted at the wholesale list price. The wholesalers then generally sell to end-users at a lower price based upon contracts between the Company and the end-user or the wholesalers. The Company records sales to a wholesaler and the resulting receivable at the list price. However, the Company’s experience indicates that most sales at list price will eventually be amended, at the time the wholesaler sells to the end-user, to reflect a lower sale price based upon contract prices negotiated between the customer or wholesalers or the Company. Therefore, at the time of the sale, a contra asset is recorded for, and revenue is reduced by, the estimated amount of the billbacks based on the Company’s history. When the wholesaler ultimately sells the product to the end-user at the end-user contract price, the wholesaler charges the Company, or issues a chargeback, for the difference between the list price and the actual price paid by the end-user.

Sales returns

Consistent with industry practice, the Company’s return policy permits customers to return products within a window of time before and after the expiration of product dating. The Company provides for product returns at the time of sale by applying historical experience factors. The Company provides specifically for known outstanding returns. The effect of any changes in estimated returns is recorded in the current period’s income.

Contractual allowances

Consistent with pharmaceutical industry practice, contractual allowances, generally rebates or administrative fees are offered to certain pharmaceutical wholesalers, group purchasing organizations and end-user customers. Settlement of rebates and fees may generally occur from one to five months from date of sale. The Company provides a provision for contractual allowances at the time of sale based on the historical relationship between sales and such allowances. Contractual allowances are reflected in the consolidated financial statements as a reduction of revenues and as an accrued liability.

7685947 CANADA INC.

Notes to Consolidated Financial Statements, Continued

Year ended December 31, 2013

2.	Significant accounting policies (continued):

(a)	Revenue recognition (continued):

Revenue from license rights, royalties and milestone payments are recognized when all the obligations related to the terms of the agreement have been met. These agreements may contain initial payments to be paid to the Company. The initial payments are recognized as revenue on a systematic basis over the period for which the services are rendered or the related obligations are met, as stipulated in the agreement. The deferred revenue represents the amounts billed and cashed from the customers before it is recognized as revenue.

(b)	Principle of consolidation:

The Company’s consolidated financial statements include the accounts of 7685947 Canada Inc., and its subsidiaries, which are owned as follows at December 31, 2013:

Subsidiaries	Participation

176441 Canada Inc.	94.2%
Omega Laboratories Ltd.	65%

All significant intercompany transactions and related balances are eliminated upon consolidation.

(c)	Cash and cash equivalents:

The cash and cash equivalents include cash on hand and short-term investments with original maturities of 90 days or less. As at December 31, 2013, there were no short-term investments included in cash and cash equivalents (December 31, 2012 - nil - unaudited - January 1, 2012 - nil - unaudited).

7685947 CANADA INC.

Notes to Consolidated Financial Statements, Continued

Year ended December 31, 2013

2.	Significant accounting policies (continued):

(d)	Inventories:

Finished goods and work in progress are stated at the lower of manufacturing cost using the first-in, first-out basis and net realizable value. The manufacturing cost of products is established using the progress of the production activities.

Raw materials are not written down if the finished goods products in which they will be incorporated are expected to be sold at or above cost. However, when a decline in the price of materials indicates that the cost of the finished goods products exceeds net realizable value, the raw materials are written down to net realizable value which is the estimated selling price less the estimated costs of completion and the estimated costs necessary to make the sale.

(e)	Property, plant and equipment:

Property, plant and equipment are stated at cost. Cost includes acquisition and construction costs. The costs related to acquisition and improvement are capitalized, while repair and maintenance expenditures are expensed.

Amortization is calculated using the following basis, rates and periods:

Asset	Basis	Rate/period

Buildings	Declining balance	5%
Machinery and equipment	Declining balance	10% - 20%
Oncology plant	Declining balance	10%
Water system for injection	Declining balance	10%
Furniture and fixtures	Declining balance	20%
Rolling stock	Declining balance	30%
Computer equipment	Declining balance	30%
Leasehold improvements	Straight-line	5 to 10 years

The Company periodically reviews the useful life and net carrying amount of long-lived assets. The Company tests the recoverability of a long-lived asset whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The carrying amount of a long-lived asset is not recoverable if the carrying amount exceeds the sum of the undiscounted cash flows expected to result from its use and eventual disposition. An impairment loss should be measured as the amount by which the carrying amount of a long-lived asset exceeds its fair value. When quoted market prices are not available, the Company uses an estimate of discounted future cash flows.

7685947 CANADA INC.

Notes to Consolidated Financial Statements, Continued

Year ended December 31, 2013

2.	Significant accounting policies (continued):

(f)	Income taxes:

The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using enacted or substantively enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in earnings in the year that includes the date of enactment or substantive enactment. A valuation allowance is recorded against any future income tax asset if it is more likely than not that the asset will not be realized.

(g)	Tax credits:

The Company receives tax credits related to its research and development costs. The tax credits on research and development and the other tax credits are recognized based on the reduction of the cost method. Under this method, the tax credits related to eligible expenditures are accounted for as a reduction of the related expenditures in the year in which the expenditures are incurred, provided their realization is reasonably assured.

(h)	Intangible assets:

The intangible assets include deferred development costs of products, deferred costs related to the implementation of the new plant and the deferred costs related to the distribution licenses.

Research expenditures, net of related tax credits, are expensed in earnings when incurred. The development costs of products are deferred when they meet the capitalization criteria, which include the Company’s ability to demonstrate technical feasibility of completing the intangible asset so that it will be available for use or sale; the Company’s intention to complete the asset for use or for sale; the Company’s ability to use or sell the asset; the adequacy of the Company’s resources to complete the development; the Company’s ability to measure reliably the expenditures during the development; and the Company’s ability to demonstrate that the asset will generate future economic benefits. Deferred development costs of products are accounted for at cost, net of related tax credits, and are amortized when the production starts using the straight-line method over a period of three years.

7685947 CANADA INC.

Notes to Consolidated Financial Statements, Continued

Year ended December 31, 2013

2.	Significant accounting policies (continued):

(h)	Intangible assets (continued):

Deferred costs related to the implementation of the new plant represent costs incurred for the calibration and qualification of the oncology products plant and its equipment. These costs are amortized on a straight-line basis over five years.

Management periodically reviews the capitalization criteria, the carrying amount and the period of amortization of the deferred costs. An impairment loss, if required, would be recognized in the year that the impairment arises.

(i)	Financial instruments:

Financial instruments are recorded at fair value on initial recognition. Freestanding derivative instruments that are not in a qualifying hedging relationship and equity instruments that are quoted in an active market are subsequently measured at fair value. All other financial instruments are subsequently recorded at cost or amortized cost, unless management has elected to carry the instruments at fair value. The Company has not elected to carry any such financial instruments at fair value.

Transaction costs incurred on the acquisition of financial instruments measured subsequently at fair value are expensed as incurred. All other financial instruments are adjusted by transaction costs incurred on acquisition and financing costs, which are amortized using the straight-line method.

Financial assets measured at cost or amortized at cost are assessed for impairment on an annual basis at the end of the fiscal year if there are indicators of impairment. If there is an indicator of impairment, the Company determines if there is a significant adverse change in the expected amount or timing of future cash flows from the financial asset. If there is a significant adverse change in the expected cash flows, the carrying value of the financial asset is reduced to the highest of the present value of the expected cash flows, the amount that could be realized from selling the financial asset or the amount the Company expects to realize by exercising its right to any collateral. If events and circumstances reverse in a future period, an impairment loss will be reversed to the extent of the improvement, not exceeding the initial carrying value.

(j)	Classes D, E and F preferred shares:

The Company presents as equity Classes D, E and F preferred shares that were issued in accordance with Section 85, one of the allowable sections of the Income Tax Act, in a tax planning arrangement, at its original book value.

7685947 CANADA INC.

Notes to Consolidated Financial Statements, Continued

Year ended December 31, 2013

2.	Significant accounting policies (continued):

(k)	Use of estimates:

The preparation of the consolidated financial statements in conformity with ASPE requires management to make estimates and assumptions. The reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the year are established with these estimates and assumptions. Significant items subject to such estimates include the key economic assumptions used to determine the fair value of the redeemable shares issued by a subsidiary, the provision for doubtful accounts, the tax credits receivable, the provision for inventory obsolescence, the useful lives of assets for amortization purposes, and the evaluation of the realizable value of future income taxes and the provision for income taxes. Actual results could differ from those estimates.

3.	Recently issued accounting standard:

In August 2014, the AcSB issued Section 1591, Subsidiaries, which replaces Section 1590, Subsidiaries. The new standard requires the use of professional judgment to determine when control is obtained through means other than equity interests. This new standard is effective for fiscal years beginning on or after January 1, 2016 with earlier adoption permitted. The Company chose to early adopt Section 1591 for fiscal 2013. In accordance with the new standard, when the Company applies for the first time an accounting policy to consolidate its subsidiaries, the Company can measure prospectively its non-controlling by using the carrying amounts of the assets and liabilities in the financial statements of its subsidiaries at the beginning of the fiscal year immediately preceding the date at which the Company prepares consolidated financial statements for the first time. As such, the Company measured its non-controlling interest balance at the proportionate share of net assets of its subsidiaries as at January 1, 2012. The adoption of this standard has no other impact on the consolidated financial statements.

7685947 CANADA INC.

Notes to Consolidated Financial Statements, Continued

Year ended December 31, 2013

4.	Accounts receivable:

	December 31, 2013	December 31, 2012	January 1, 2012
		(Unaudited)	(Unaudited)

Trade receivables	$5,222,037	$4,173,042	$2,754,292
Tax credit receivable	451,676	422,785	986,330
Sales tax receivable	14,495	56,645	266

	5,688,208	4,652,472	3,740,888

Allowance for doubtful accounts	(10,000)	(10,000)	(10,000)

	$5,678,208	$4,642,472	$3,730,888

5.	Inventories:

	December 31, 2013	December 31, 2012	January 1, 2012
		(Unaudited)	(Unaudited)

Finished goods	$5,555,540	$4,116,127	$3,034,536
Work in progress	818,935	608,183	551,349
Raw materials	3,913,651	2,868,759	2,213,309

	$10,288,126	$7,593,069	$5,799,194

The cost of inventories recognized as an expense in the cost of sales is $20,095,619 for the year ended December 31, 2013 (2012 - $17,577,281 - unaudited).

7685947 CANADA INC.

Notes to Consolidated Financial Statements, Continued

Year ended December 31, 2013

6.	Property, plant and equipment:

	December 31, 2013
	Cost	Accumulated depreciation	Net book value

Land	$522,267	$—	$522,267
Buildings	3,892,389	1,118,272	2,774,117
Machinery and equipment	5,809,060	3,992,564	1,816,496
Oncology plant	5,127,577	2,019,166	3,108,411
Water system for injection	489,008	396,930	92,078
Furniture and fixtures	197,393	179,529	17,864
Rolling stock	97,136	71,381	25,755
Computer equipment	1,198,580	1,011,675	186,905
Leasehold improvements	2,179,966	1,563,137	616,829
Deposit on machinery and equipment	1,079,746	—	1,079,746

	20,593,122	10,352,654	10,240,468

Under capital leases:
Computer equipment	41,668	31,795	9,873

	$20,634,790	$10,384,449	$10,250,341

	December 31, 2012
	(Unaudited)
	Cost	Accumulated depreciation	Net book value

Land	$522,267	$—	$522,267
Buildings	3,186,264	995,686	2,190,578
Machinery and equipment	5,430,070	3,771,827	1,658,243
Oncology plant	5,165,664	1,679,826	3,485,838
Water system for injection	489,008	386,699	102,309
Furniture and fixtures	197,393	175,063	22,330
Rolling stock	97,136	60,343	36,793
Computer equipment	1,108,064	948,688	159,376
Leasehold improvements	1,970,750	1,399,500	571,250

	18,166,616	9,417,632	8,748,984
Under capital leases:
Computer equipment	41,668	27,564	14,104

	$18,208,284	$9,445,196	$8,763,088

7685947 CANADA INC.

Notes to Consolidated Financial Statements, Continued

Year ended December 31, 2013

6.	Property, plant and equipment (continued):

	January 1, 2012
	(Unaudited)
	Cost	Accumulated depreciation	Net book value

Land	$238,460	$—	$238,460
Buildings	2,003,499	904,048	1,099,451
Machinery and equipment	5,369,132	3,548,428	1,820,704
Oncology plant	4,875,122	1,308,651	3,566,471
Water system for injection	489,008	375,332	113,676
Furniture and fixtures	197,393	169,480	27,913
Rolling stock	123,166	48,480	74,686
Computer equipment	1,182,456	1,011,137	171,319
Leasehold improvements	1,917,387	1,247,801	669,586

	16,395,623	8,613,357	7,782,266

Under capital leases:
Computer equipment	41,668	21,519	20,149

	$16,437,291	$8,634,876	$7,802,415

The amortization expense related to property, plant and equipment for the year ended December 31, 2013 was $942,454 (2012 - $938,651 - unaudited).

7.	Intangible assets:

(i)	Deferred development costs of products:

	December 31, 2013	December 31, 2012	January 1, 2012
		(Unaudited)	(Unaudited)

Balance, beginning of year	$1,485,293	$1,472,401	$1,356,771
Costs capitalized during the year	339,110	232,918	216,801
Amortization for the year	(426,437)	(220,026)	(101,171)

Balance, end of year	$1,397,966	$1,485,293	$1,472,401

7685947 CANADA INC.

Notes to Consolidated Financial Statements, Continued

Year ended December 31, 2013

7.	Intangible assets (continued):

(ii)	Deferred costs related to the implementation of the new plant:

	December 31, 2013	December 31, 2012	January 1, 2012
		(Unaudited)	(Unaudited)

Balance, beginning of year	$375,773	$899,907	$1,424,041
Amortization for the year	(375,773)	(524,134)	(524,134)

Balance, end of year	$—	$375,773	$899,907

(iii)	Deferred costs related to the distribution licenses:

	December 31, 2013	December 31, 2012	January 1, 2012
		(Unaudited)	(Unaudited)

Balance, beginning of year	$39,627	$118,888	$198,149
Amortization for the year	(39,627)	(79,261)	(79,261)

Balance, end of year	$—	$39,627	$118,888

Intangible assets	$1,397,966	$1,900,693	$2,491,196

8.	Credit facilities:

The Company has an authorized operating credit facility in the amount of $8,200,000. The operating credit facility can be utilized in the form of floating-rate advances for an amount not exceeding $7,000,000 and advances in the form of letter of guarantee or letter of credit, within that limit, for an amount not exceeding $2,000,000. The operating credit facility can also be utilized in the form of advances to cover the Company’s currency risk for an amount not exceeding $1,200,000. As at December 31, 2013, the operating credit facility was used in the form of floating-rate advances for an amount of $2,300,000 (December 31, 2012 - $1,240,000 - unaudited; January 1, 2012 - $1,360,000 - unaudited), bearing interest at the prime rate of the bank plus 0.50% (effective rate of 3.50%).

The Company also has a decreasing revolving credit facility, which is utilized in the amount of $416,655 as at December 31, 2013 (December 31, 2012 - $616,659 - unaudited; January 1, 2012 - $816,663 - unaudited) (Note 11).

7685947 CANADA INC.

Notes to Consolidated Financial Statements, Continued

Year ended December 31, 2013

8.	Credit facilities (continued):

The operating credit facility and the special credit are secured by a first ranking hypothec in the amount of $8,250,000 on the universality of the inventories, the trade receivables and on the intellectual property of the Company, present and future.

The decreasing revolving credit facility is secured by a first ranking hypothec in the amount of $1,000,000, on the universality of the equipment, tooling and office furniture financed by the present credit.

The credit facilities are also secured by a first ranking security agreement on the universality of the tangible and intangible assets, present or future, registered in the provinces of Alberta, British-Columbia and Ontario.

The credit facilities are subject to certain restrictions, including the obligation to maintain certain financial ratios. As at December 31, 2013, certain financial ratios were not met. Consequently, the decreasing revolving credit facility of $416,655 was reclassified in the current liabilities.

9.	Accounts payable and accrued liabilities:

The accounts payable and accrued liabilities include an amount of $279,898 (December 31, 2012 - $288,315 - unaudited; January 1, 2012 - $179,576 - unaudited) related to government remittances, which include amounts payable for sales taxes and payroll-related taxes.

10.	Redeemable shares issued by a subsidiary:

The Company presents its financial instruments as liabilities or a component of equity based on the substance of the agreement at the time of the issuance of the financial instruments, according to the definition of financial liabilities and equity under ASPE.

Per the shareholder agreement, one of the non-controlling interest shareholders of Classes A and D shares issued by a subsidiary of the Company (Omega Laboratories Ltd.) has a right to require the subsidiary to redeem its shares at its option at any time since July 2009, at the redemption value of the higher of the book value of the shares and the proportion of the shareholder’s interests in the fair value of the Company. As at December 31, 2013, 5,566.83 Class A shares and 720 Class D shares of this subsidiary were presented as financial liabilities and are remeasured each period at the redemption value. The amount of the remeasurement adjustment is presented in the financial expenses in the consolidated statement of operations.

7685947 CANADA INC.

Notes to Consolidated Financial Statements, Continued

Year ended December 31, 2013

10.	Redeemable shares issued by a subsidiary (continued):

Financial liabilities related to redeemable shares issued by a subsidiary are:

	December 31, 2013	December 31, 2012	January 1, 2012
		(Unaudited)	(Unaudited)

5,566.83 Class A shares (December 31, 2012 - 5,566.83; January 1, 2012 - 6,286.83 - unaudited)	$24,570,937	$21,630,987	$21,444,790

720 Class D shares (December 31, 2012 - 720; January 1, 2012 - nil - unaudited)	3,177,944	2,797,698	—

	$27,748,881	$24,428,685	$21,444,790

7685947 CANADA INC.

Notes to Consolidated Financial Statements, Continued

Year ended December 31, 2013

11.	Long-term debt:

	December 31, 2013	December 31, 2012	January 1, 2012
		(Unaudited)	(Unaudited)

Mortgage loan with the Business Development Bank of Canada, secured by a building, bearing interest at the prime rate of the lender plus 0.25% (effective rate of 5.25% at December 31, 2013), payable in one installment of $4,695 and in 263 monthly installments of $4,735 plus interest, starting in April 2014 and maturing in March 2036	$1,250,000	$1,250,000	$—

Mortgage loan with the Business Development Bank of Canada, secured by a building and the equipment, and also by the universality of the property of the Company, bearing interest at the prime rate of the borrower (effective rate of 5% at December 31, 2013), payable in 120 monthly installments of $10,250 plus interest, maturing in August 2019	697,000	820,000	943,000

Mortgage loan with the Business Development Bank of Canada, secured by a building and the equipment, and also by the universality of the property of the Company, bearing interest at the rate of 6.10%, payable in 179 installments of $6,800 plus interest, maturing in March 2019	428,400	510,000	591,600

Decreasing revolving credit facility, secured and subject to certain conditions mentioned in the credit facilities (note 8), bearing interest at the prime rate of the bank plus 1.00% (effective rate of 4% at December 31, 2013), monthly decrease of $16,667, extended until January 2016(1)	416,655	616,659	816,663

Balances carryforward	2,792,055	3,196,659	2,351,263

7685947 CANADA INC.

Notes to Consolidated Financial Statements, Continued

Year ended December 31, 2013

11.	Long-term debt (continued):

	December 31, 2013	December 31, 2012	January 1, 2012
		(Unaudited)	(Unaudited)

Balances brought forward	$2,792,055	$3,196,659	$2,351,263

Mortgage loan with the Business Development Bank of Canada, secured by a building and also by the universality of the property of the Company, bearing interest at the prime rate of the lender plus 1.5% (effective rate of 6.5% at December 31, 2013), payable in monthly installments of $4,850 plus interest, maturing in August 2019	329,800	388,000	446,200

Mortgage loan with the Business Development Bank of Canada, secured by a building and also by the universality of the property of the Company, bearing interest at the prime rate of the lender plus 0.5% (effective rate of 4.5%, at December 31, 2013), payable in monthly installments of $6,335 plus interest, maturing in August 2015	127,000	203,020	279,040

Term loan reimbursed in 2012	—	—	163,236

Obligations under capital leases for computer equipment, bearing interest at rates between 7.38% and 16.27%, payable in equal installments between $463 and $1,092 until January 2015	5,047	9,564	16,299

	3,253,902	3,797,243	3,256,038

Less deferred financing costs	5,105	6,006	6,907

Current portion of long-term debt	802,025	548,388	708,796

	$2,466,772	$3,242,849	$2,540,335

(1)	This facility is subject to certain restrictions, including the obligation to maintain certain financial ratios. As at December 31, 2013, certain ratios were not met. As the creditor has not given up its rights on these restrictions, the credit facility was reclassified in the current liabilities.

7685947 CANADA INC.

Notes to Consolidated Financial Statements, Continued

Year ended December 31, 2013

11.	Long-term debt (continued):

The estimated payments over the next years are as follows:

	Obligations under capital leases	Other loans	Total

2014	$4,368	$798,050	$802,418
2015	1,102	370,600	371,702
2016	—	319,620	319,620
2017	—	319,620	319,620
2018	—	319,620	319,620
2019 and thereafter	—	1,121,345	1,121,345

Total of minimum payments	5,470	3,248,855	3,254,325

Less interests included in the minimum payments	423	—	423

	$5,047	$3,248,855	$3,253,902

12.	Deferred revenue:

The Company concluded a distribution agreement, in which the Company granted sale and distribution rights in Europe and in Australia for an injectable product for a seven-year period, starting October 1, 2004, in consideration of an non-refundable payment of $850,000 at the execution, $650,000 at the acceptance by the regulatory authorities for the concerned countries, which was scheduled for the year 2006, and for royalties on the net sales of the products under permit. Also, the Company is committed to supply the distributor during the period of the agreement based on purchase orders made by the distributor.

Based on this agreement and previous agreements, the Company has to maintain, for the period of the agreements, an insurance coverage of at least $10,000,000 by claim related to the products under license and at least $10,000,000 in total.

	December 31, 2013	December 31, 2012	January 1, 2012
		(Unaudited)	(Unaudited)

Balance, beginning of year	$115,385	$346,154	$576,923
Revenue recognized during the year	(115,385)	(230,769)	(230,769)

Balance, end of year	$—	$115,385	$346,154

7685947 CANADA INC.

Notes to Consolidated Financial Statements, Continued

Year ended December 31, 2013

13.	Future income taxes:

The tax effects of temporary differences that give rise to significant portion of future income tax assets and future tax liabilities are as follows:

	December 31, 2013	December 31, 2012	January 1, 2012
		(Unaudited)	(Unaudited)

Future income tax assets:
Intangible assets	$277,215	$299,633	$321,079

Future income tax liabilities:
Research and development costs	372,310	155,141	(52,124)
Property, plant and equipment	1,137,142	1,140,177	1,144,164
Deferred expenses	—	111,208	271,801
Others	42,966	45,708	44,344

	1,552,418	1,452,234	1,408,185

	$(1,275,203)	$(1,152,601)	$(1,087,106)

Financial statements’ presentation:
Long-term future income tax liabilities	$1,275,203	$1,152,601	$1,087,106

14.	Share capital:

Unlimited number of shares, without par value:

Class B, non-voting, participating, non-cumulative dividend, rights to the net assets of the Company

Class C, voting, each share granting ten votes, non-participating, redeemable at the option of the Company at a price determined by the Board of Directors, rights to the fair value of the consideration received at issuance in case of a windup of the Company. Class C shares have priority over Class B shares.

Classes D, E and F, non-voting, non-participating, non-cumulative dividend and redeemable at the option of the shareholders or the Company at the fair value of the consideration received at issuance plus unpaid declared dividends minus any reduction in paid-up capital, rights to the fair value of the consideration received at issuance in case of a windup of the Company. Classes D, E and F shares have priority over Class B and C shares.

7685947 CANADA INC.

Notes to Consolidated Financial Statements, Continued

Year ended December 31, 2013

14.	Share capital (continued):

	December 31, 2013	December 31, 2012	January 1, 2012
		(Unaudited)	(Unaudited)

Issued and paid
100 Class B shares	$100	$100	$100
100 Class C shares	100	100	100
9,163,531 Class D shares	165,796	165,796	165,796
1,326,279 Class E shares	38,546	38,546	38,546
1,870,329 Class F shares	869	869	869

	$205,411	$205,411	$205,411

The following shares classes are redeemable at the option of the holder at the following amounts:

Class D shares	$9,063,005
Class E shares	1,326,279
Class F shares	1,870,329

$12,259,613

15.	Financial expenses:

	2013	2012
		(Unaudited)

Adjustments to the fair value of the redeemable shares issued by a subsidiary	$3,320,196	$2,983,895
Interest on long-term debt	205,387	221,356
Bank charges and other interests	158,659	167,080
Amortization of financing costs	901	901

	$3,685,143	$3,373,232

7685947 CANADA INC.

Notes to Consolidated Financial Statements, Continued

Year ended December 31, 2013

16.	Financial risks and concentration of risk:

(a)	Currency risk:

The Company is exposed to financial risks as a result of exchange rate fluctuations and the volatility of these rates. In the normal course of business, the Company purchases inventories denominated in different currencies. Also, due to the management of the cash and cash equivalents, some receivables and payables are denominated in U.S. dollars and in euros. The Company does not currently enter into forward contracts to mitigate this risk.

(b)	Credit risk:

Credit risk refers to the risk that a counterparty may default on its contractual obligations resulting in a financial loss. The accounts receivable are the financial instruments that are more likely to expose the Company to the concentration of the credit risk. The Company conducts regular reviews and, in general, does not require security.

(c)	Interest rate risk:

As at December 31, 2013, the Company is exposed to a risk of fluctuating interest rates on its operating credit facility in the amount of $2,300,000, its decreasing revolving credit facility in the amount of $416,655 and its mortgage loans in a total amount of $2,403,800, which all bear interest at floating rates.

(d)	Liquidity risk:

Liquidity risk is the risk that the Company will be unable to fulfill its obligations on a timely basis or at a reasonable cost. The Company manages its liquidity risk by monitoring its operating requirements. The Company prepares budget and cash forecasts to ensure it has sufficient funds to fulfill its obligations.

7685947 CANADA INC.

Notes to Consolidated Financial Statements, Continued

Year ended December 31, 2013

17.	Commitments and contingencies:

(a)	Operating leases:

The Company is committed under operating lease agreements, including leases for premises and rolling stock, expiring at various dates up to June 2021, for which the total lease payments amount to $5,365,567. The minimum lease payments for the next years are as follows:

2014	$713,154
2015	689,895
2016	680,645
2017	695,633
2018	716,502
2019 and thereafter	1,869,738

$5,365,567

(b)	Contingencies:

The Company is a defendant in a certain number of claims in the normal course of business. The potential outcome of such claims is not expected to have a materially adverse effect on the Company’s financial position or its results of operations.

(c)	Purchase commitments:

The Company has entered into significant purchase commitments for equipment from two suppliers. As at December 31, 2013, an amount of approximately $3.3 million is committed. These purchase commitments are in the normal course of business.

7685947 CANADA INC.

Notes to Financial Statements, Continued

Year ended December 31, 2013

18.	Description of material variations between Canadian accounting standards for private enterprises and U.S. generally accepted accounting principles:

This footnote identifies the nature of material variations in the accounting principles, practices and methods used in preparing these consolidated financial statements pursuant to ASPE from the principles, practices and methods pursuant to U.S. generally accepted accounting principles (“U.S. GAAP”). This footnote does not identify disclosure differences or variations for the years prior to the year ended December 31, 2013. The material variations are as follows for the year ended December 31, 2013:

(a)	Pursuant to ASPE, the Company early adopted Section 1591, Subsidiaries, for its first set of ASPE consolidated financial statements and, as such, the Company measured its non-controlling interest balance prospectively from January 1, 2012, as described in Note 3. Rather than establishing its non-controlling interest balances retrospectively based on the guidance in effect in the respective historical years, the Company measured its non-controlling interest balance based on the carrying amounts of the assets and liabilities in the financial statements of the subsidiaries as at January 1, 2012. Pursuant to U.S. GAAP, the non-controlling interest balance would have to be established retrospectively pursuant to the guidance in effect in the respective historical years.

(b)	Pursuant to ASPE, the Company capitalized, as intangibles assets, deferred developments costs of products and deferred costs related to the implementation of the new plant, as described in Notes 2 (h) and 7. Pursuant to U.S. GAAP, those costs would have been expensed as incurred. As a result, to adjust to U.S. GAAP, the balance of such costs of $1,397,966 as at December 31, 2013 would have been expensed in the year such costs were incurred and the amortization of $802,210 for the year ended December 31, 2013 would be replaced with the actual costs of $339,110 incurred during the year.

(c)	Pursuant to ASPE, the Classes D, E, and F shares, which are redeemable at the option of the holder, are recorded in equity due to an ASPE exception from liability treatment for preferred shares issued in tax planning arrangements, and measured at their original book value, as described in Notes 2 (j) and 14. Pursuant to U.S. GAAP, the embedded redemption options do not create unconditional obligations and, as such, the shares are not recorded as liabilities. However, pursuant to SEC guidance, the shares would have been recorded as temporary equity between liabilities and shareholders’ deficiency on the consolidated balance sheet and measured at December 31, 2013 at their redemption amount, with the offset recorded in an account within shareholders’ deficiency. As a result, to adjust to U.S. GAAP, as at December 31, 2013, temporary equity would have been increased by $12,259,613 and shareholders’ deficiency would have been increased by $12,259,613.

7685947 CANADA INC.

Notes to Consolidated Financial Statements, Continued

Year ended December 31, 2013

18.	Description of material variations between Canadian accounting standards for private enterprises and U.S. generally accepted accounting principles (continued):

(d)	Pursuant to ASPE, the Class A and Class D shares issued by a subsidiary and owned by one non-controlling interest shareholder are classified as a current liability and remeasured each period to the current redemption amount, through earnings, due to the shareholder having the current right to put its shares to the subsidiary, as described in Note 10. Pursuant to U.S. GAAP, the embedded put option does not create an unconditional obligation and as such, the shares are not recorded as liabilities. However, pursuant to SEC guidance, the puttable shares would have been recorded as temporary equity between liabilities and shareholders’ deficiency on the consolidated balance sheet and measured at the greater of the non-controlling interest balance computed pursuant to consolidation guidance and the current redemption amount as at December 31, 2013. Further a portion of the net loss would have been attributed to this non-controlling interest shareholder for the year ended December 31, 2013. As a result, to adjust to U.S. GAAP, the current liability of $27,748,881 as at December 31, 2013 for the puttable shares would not have existed, temporary equity would have been established, the remeasurement of the puttable shares in earnings of $3,320,196 for the year ended December 31, 2013 would not have existed, a portion of net loss for the year ended December 31, 2013 would have been attributed to this non-controlling interest shareholder, and the shareholders’ deficiency would have been adjusted accordingly.

19.	Subsequent events:

(a)	Purchase of the Company:

On October 1, 2014, the shares of the Company were sold to Sagent Pharmaceuticals, Inc. (the “Buyer”) in the same industry as the Company for an amount of $92,964,000, subject to post-closing adjustments (the “Transaction”).

Prior to the Transaction, a non-controlling shareholder of 176441 Canada Inc., a subsidiary of the Company, transferred all of its shares to the Company in exchange for 100 Class J shares of the Company. In addition, 100 Class B shares were exchanged for 15 Class I, 10 Class L and 100 Class M shares, newly created. On September 30, 2014, a $4,000,000 dividend was declared to Class L shareholders. The dividend was paid by means of an issuance of 4,000,000 Class K shares, redeemable at the option of the holder for an amount of $1 per share.

On the day of the Transaction, 176441 Canada Inc. was liquidated into the Company. Also, the Buyer purchased all the non-controlling shareholders’ shares in Omega Laboratories Ltd., a subsidiary of the Company.

7685947 CANADA INC.

Notes to Consolidated Financial Statements, Continued

Year ended December 31, 2013

19.	Subsequent events (continued):

(b)	New credit facility:

In July 2014, a subsidiary of the Company entered into a credit agreement with National Bank of Canada, for a $3,000,000 demand loan, bearing interest at the prime rate of the bank, plus a premium of 1.75% (effective rate of 4.75% at the time the loan was received). This demand loan is secured by a hypothec on the universality of the property of this subsidiary for an amount of $3,000,000, plus an additional hypothec of 20% of this amount, bearing interest at 25% per annum. This loan matures in November 2014 and is subject to certain restrictions, including the obligation to maintain certain financial ratios. The loan was used to finance certain capital expenditures.